Fulbright & Jaworski                   EXHIBIT 5
                                  L.L.P.
                A Registered Limited Liability Partnership
                         1301 McKinney, Suite 5100                Houston
                         Houston, Texas 77010-3095           Washington, D.C.
                                                                  Austin
Telephone: 713/651-5151                                         San Antonio
Telex: 76-2829                                                    Dallas
Facsimile: 713/651-5246                                          New York
                                                                Los Angeles
                                                                  London
                                                                Hong Kong
                             December 15, 1995



Browning-Ferris Industries, Inc.
757 N. Eldridge at Memorial
Houston, Texas  77079


Gentlemen:

       We have acted as counsel for Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the Company's (i) unsecured debt securities ("Debt Securities"), (ii) shares of preferred stock, without par value ("Preferred Stock"), in one or more series, (iii) shares of common stock, $.16 2/3 par value per share, including the preferred stock purchase rights associated therewith (collectively, "Common Stock"), (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock ("Warrants"),
(v) stock purchase contracts to purchase Preferred Stock or Common Stock ("Stock Purchase Contracts") and (vi) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including
U.S. Treasury securities, securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contract ("Stock Purchase Units" and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Stock Purchase Contracts, the "Securities"), to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed $1,000,000,000.

       We have examined (i) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date,
(ii) the Restated Indenture dated as of September 1, 1991 (the "Senior Debt Indenture"), between the Company and Texas Commerce Bank National Association, as trustee (successor trustee to First City, Texas-Houston, National Association, which was formerly First City National Bank of Houston), pursuant to which Debt Securities may be issued, (iii) the Indenture dated as of August 1, 1987, as amended (the "Subordinated Debt Indenture"), between the Company and The Bank of New York, as trustee (successor trustee to NationsBank of Texas, National Association, which was successor trustee to First RepublicBank Houston, National Association), pursuant to which Debt Securities may be issued, (iv) the Registration Statement, and (v) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

       In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto: and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by
Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

       2. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of such Certificate with the Secretary of State of the State of Delaware; and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, the shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

       3. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;
(ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

       4. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

       5. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

       6.   With respect to the Stock Purchase Contracts, when
(i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters; and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company and the underwriters for such offering in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Stock Purchase Contracts will be duly authorized and validly issued.

       7. With respect to the Stock Purchase Units, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters; (ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Stock Purchase Units will be duly authorized and validly issued.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Opinions" in the Prospectus included as part of the Registration Statement.

       This opinion (including the consent set forth in the preceding paragraph) applies to any Securities registered pursuant to Rule 462(b) under the Securities Act and may be incorporated by reference into any registration statement filed pursuant to such Rule with respect to such Securities.


                                Very truly yours,

                                /s/ Fulbright & Jaworski L.L.P.
                                --------------------------------
                                Fulbright & Jaworski L.L.P.